UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2014

CORELOGIC, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Pacifica, Irvine, California	92618-7471
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 214-1000
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Item 2.02. Results of Operations and Financial Condition.

On October 22, 2014, CoreLogic, Inc. (the “Company”) issued a press release (the “Earnings Release”) announcing the Company's financial results for the quarter ended September 30, 2014.  A copy of the Press Release was furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K furnished to the Securities and Exchange Commission on October 22, 2014 (the “Initial 8-K”).

The Company is furnishing this Amendment No. 1 to the Initial 8-K (this “Amendment”) solely to provide a correction that reflects adjusted earnings per share full-year guidance range. The figure was previously stated as "$1.35 per share" and is now stated as "$1.40 per share."

The information in this current report is being “furnished” in accordance with General Instruction B.2 of Form 8-K. As such, this information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filings with the Securities and Exchange Commission unless it is explicitly so incorporated in such filings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date:	October 22, 2014	By:	/s/ FRANK D. MARTELL
		Name:	Frank D. Martell
		Title:	Chief Operating and Financial Officer